Exhibit 99.1

NEW COLT HOLDING CORP.
AND SUBSIDIARY

CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2012 AND 2011

NEW COLT HOLDING CORP. AND SUBSIDIARY

CONTENTS

Independent Auditors’ Report	1-2

Financial Statements

Consolidated Balance Sheets	3-4
Consolidated Statements of Income	5
Consolidated Statements of Comprehensive Income	6
Consolidated Statements of Changes in Stockholders’ Equity	7
Consolidated Statements of Cash Flows	8

Notes to Consolidated Financial Statements	9-28

INDEPENDENT AUDITORS’ REPORT

To the Board of Directors

New Colt Holding Corp. and Subsidiary

Report on the Financial Statements

We have audited the accompanying consolidated balance sheets of New Colt Holding Corp. and Subsidiary (the Company) as of December 31, 2012 and 2011, and the related consolidated statements of income, comprehensive income, changes in stockholders’ equity, and cash flows for the years then ended, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditors’ judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of New Colt Holding Corp. and Subsidiary as of December 31, 2012 and 2011, and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

New Haven, CT

March 5, 2013, except for the revisions (See Note 16), as to which the date is November 5, 2013

NEW COLT HOLDING CORP. AND SUBSIDIARY

CONSOLIDATED BALANCE SHEETS
(dollars in thousands)

DECEMBER 31, 2012 AND 2011

	2012	2011

Assets

Current Assets
Cash and cash equivalents	$7,496	$3,607
Accounts receivable, net of allowance for doubtful accounts and cash discounts of $70 in 2012 and $74 in 2011	8,739	3,996
Inventories, net	9,138	6,550
Deferred income taxes	2,208	1,778
Prepaid expenses and other current assets	1,318	1,389

Total Current Assets	28,899	17,320

Equipment and Leasehold Improvements - net	3,232	2,984

Other Assets
Deferred income taxes	10,909	11,318
Intellectual property	6,672	6,679
Goodwill	1,043	1,043
Other long-term assets	718	244

Total Other Assets	19,342	19,284

Total Assets	$51,473	$39,588

The accompanying notes are an integral part of these consolidated financial statements.

NEW COLT HOLDING CORP. AND SUBSIDIARY

CONSOLIDATED BALANCE SHEETS (CONTINUED)
(dollars in thousands)

DECEMBER 31, 2012 AND 2011

	2012	2011

Liabilities and Stockholders’ Equity

Current Liabilities
Current portion of capital lease obligations	$547	$515
Accounts payable	2,468	1,727
Accounts payable to Colt Defense LLC	12,321	2,125
Accrued expenses	3,211	2,843
Current portion of accrued employee benefit costs	478	443
Customer advances	1,172	1,168

Total Current Liabilities	20,197	8,821

Other Liabilities
Capital lease obligations, less current portion	291	838
Accrued employee benefit costs, less current portion	10,987	9,551
Deferred income and other liabilities	2,572	2,665

Total Other Liabilities	13,850	13,054

Total Liabilities	34,047	21,875

Stockholders’ Equity
Common stock, $0.01 par value, 200,000 shares authorized, 41,252 and 41,333 shares issued in 2012 and 2011, respectively	—	—
Paid in capital	23,911	23,933
Accumulated deficit	(2,100)	(2,660)
Accumulated other comprehensive loss	(4,385)	(3,560)

Total Stockholders’ Equity	17,426	17,713

Total Liabilities and Stockholders’ Equity	$51,473	$39,588

The accompanying notes are an integral part of these consolidated financial statements.

NEW COLT HOLDING CORP. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF INCOME
(dollars in thousands)

FOR THE YEARS ENDED DECEMBER 31, 2012 AND 2011

	2012	2011

Net Sales
Rifles	$86,860	$12,120
Handguns and other	40,599	37,239
Royalty income	2,051	1,499

Total Net Sales	129,510	50,858

Cost of Sales	117,736	39,642
	11,774	11,216
Selling, General and Administrative Expenses	9,155	7,114

Operating Income	2,619	4,102

Other Income (Expense)
Transaction costs	(1,116)	—
Other, net	(203)	(168)

Total Other Income, net	(1,319)	(168)

Income Before Income Tax Expense	1,300	3,934

Income Tax Expense	740	1,693

Net Income	$560	$2,241

The accompanying notes are an integral part of these consolidated financial statements.

NEW COLT HOLDING CORP. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(dollars in thousands)

FOR THE YEARS ENDED DECEMBER 31, 2012 AND 2011

	2012	2011

Net Income	$560	$2,241

Other Comprehensive Income (Loss), net of tax
Pension liability	(19)	(980)
Post retirement healthcare liability	(806)	(971)

Total Other Comprehensive Income (Loss), net of tax	(825)	(1,951)

Total Comprehensive Income	$(265)	$290

The accompanying notes are an integral part of these consolidated financial statements.

NEW COLT HOLDING CORP. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

(dollars in thousands)

FOR THE YEARS ENDED DECEMBER 31, 2012 AND 2011

	Common Shares Issued	Common Stock	Paid-in Capital	Accumulated Deficit	Accumulated Other Comprehensive Loss	Total
Balance - December 31, 2010	41,576	$—	$23,951	$(4,901)	$(1,609)	$17,441
Purchase of Common Stock	(243)	—	(18)	—	—	(18)
Net Income	—	—	—	2,241	—	2,241
Other Comprehensive Income (Loss)
Pension liability	—	—	—	—	(980)	(980)
Post retirement health care liabilities	—	—	—	—	(971)	(971)
Balance - December 31, 2011	41,333	—	23,933	(2,660)	(3,560)	17,713
Purchase of Common Stock	(81)	—	(22)	—	—	(22)
Net Income	—	—	—	560	—	560
Other Comprehensive Income (Loss)
Pension liability	—	—	—	—	(19)	(19)
Post retirement health care liabilities	—	—	—	—	(806)	(806)
Balance - December 31, 2012	41,252	$—	$23,911	$(2,100)	$(4,385)	$17,426

The accompanying notes are an integral part of these consolidated financial statements.

NEW COLT HOLDING CORP. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF CASH FLOWS
(dollars in thousands)

FOR THE YEARS ENDED DECEMBER 31, 2012 AND 2011

	2012	2011
Cash Flows from Operating Activities
Net income	$560	$2,241
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	606	462
Gain on sale of equipment	—	(24)
Amortization of deferred license fee income	(101)	(101)
Amortization of deferred royalty income	(54)	(54)
Deferred rent expense	62	247
Pension curtailment expense	334	—
Provision for deferred income taxes	592	1,449
Changes in operating assets and liabilities:
Receivables	(4,743)	(2,387)
Inventories	(2,588)	(2,411)
Prepaid expenses and other assets	(64)	(1,012)
Accounts payable and accrued expenses	11,246	5,184
Employee benefit costs	(238)	(572)

Net Cash Provided by Operating Activities	5,612	3,022

Cash Flows from Investing Activities
Purchases of equipment	(841)	(770)
Purchase of design rights	(345)	—
Security deposits	—	18

Net Cash Used in Investing Activities	(1,186)	(752)

Cash Flows from Financing Activities
Payments on capital lease obligations	(515)	(445)
Purchase of common stock	(22)	(18)

Net Cash Used in Financing Activities	(537)	(463)

Change in Cash and Cash Equivalents	3,889	1,807

Cash and Cash Equivalents - Beginning	3,607	1,800

Cash and Cash Equivalents - End	$7,496	$3,607

Supplemental Disclosures of Cash Flow Information
Cash paid for interest	$69	$86
Cash paid for income taxes	$375	$10

The accompanying notes are an integral part of these consolidated financial statements.

NEW COLT HOLDING CORP. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(dollars in thousands)

FOR THE YEARS ENDED DECEMBER 31, 2012 AND 2011

NOTE 1— BUSINESS AND PRINCIPLES OF CONSOLIDATION

New Colt Holding Corp. (NCHC) has one wholly-owned subsidiary, Colt’s Manufacturing Company LLC (CMC) (collectively, the Company). The Company designs, manufactures and sells handguns and spare parts and also distributes and sells a line of rifles manufactured by Colt Defense LLC sold in the commercial marketplace. The Company also earns royalties related to licensing the use of the Colt trade name through agreements with third parties to promote their products.

The accompanying consolidated financial statements include the accounts of NCHC and CMC.  All intercompany transactions and balances have been eliminated from these consolidated fmancial statements.

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF ACCOUNTING’

The consolidated financial statements are prepared in accordance with accounting principles generally accepted in the United States of America (GAAP).

USE OF ESTIMATES

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.  Significant estimates affecting the consolidated financial statements of the Company include allowances for excess and slow moving inventories, realization of deferred tax assets, the discount rate used in the valuation of pension and post- retirement health care liabilities, the expected return on pension plan assets and the liability for incurred and reported, and incurred but not yet reported claims for the employee group medical program.

CASH AND CASH EQUIVALENTS

The Company considers all highly liquid debt instruments with maturities of three months or less when purchased to be cash equivalents.

NEW COLT HOLDING CORP. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(dollars in thousands)

FOR THE YEARS ENDED DECEMBER 31, 2012 AND 2011

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

The Company maintains its cash accounts at a high credit quality and federally insured financial institution. Those deposits are insured by the Federal Deposit Insurance Corporation (FDIC) up to $250,000 per depositor. Cash deposited at such institutions is normally in excess of the insured limit.

REVENUE AND ACCOUNTS RECEIVABLE RECOGNITION

The Company recognizes revenue and accounts receivable from the sales of its product when ownership of the product transfers to the buyer, primarily upon shipment. Credit is extended based on an evaluation of a customer’s financial condition; generally, collateral is not required. Credit losses are provided for in the financial statements, primarily on a specific identification basis, and have been within management’s expectations. Once a customer is identified as high risk based on the customer’s history and credit worthiness, the Company will provide an allowance for the estimated uncollectible portion. Accounts are considered past due based on the original invoice date. Write-off of uncollectible accounts occurs when all reasonable collection efforts have been made.

INVENTORIES

Inventories are stated at the lower of cost, using the first-in, first-out method, or market. Cost includes materials, labor and manufacturing overhead related to the purchase of materials and parts, and production of products. The Company provides allowances for excess or slow moving inventories as well as inventories whose carrying value is in excess of net realizable value.

EQUIPMENT AND LEASEHOLD IMPROVEMENTS

Equipment, including tooling, and leasehold improvements are recorded at cost. Depreciation of equipment (including assets under capital leases) and amortization of leasehold improvements are computed using the straight-line method over the estimated useful life of the assets, which vary from 3 to 15 years, or the life of the lease, whichever is shorter. The Company evaluates equipment and leasehold improvements for impairment when there is an indication that impairment may exist. To date, there have been no impairment losses.

NEW COLT HOLDING CORP. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(dollars in thousands)

FOR THE YEARS ENDED DECEMBER 31, 2012 AND 2011

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

GOODWILL AND INTANGIBLE ASSETS

Goodwill and intellectual property with indefinite lives are not amortized but rather are tested annually for impairment as of year-end. Impairment of goodwill and intellectual property would exist if the carrying value of the asset exceeds its estimated fair value. The intellectual property is evaluated annually to determine if useful lives continue to be indefinite. To date there have been no impairments.

SHIPPING AND HANDLING COSTS

Shipping and handling costs are classified within cost of sales on the statements of income.

ADVERTISING COSTS

The Company expenses advertising costs as incurred. The Company incurred advertising and promotional costs of $1,500 and $1,146 in 2012 and 2011, respectively.

WARRANTY COSTS

The Company offers a service agreement in lieu of a warranty. The Company provides a reserve for warranty expense in the period of sale based on past experience. Accrued warranty cost at December 31, 2012 and 2011 was $256 and $210, respectively.

CUSTOMER ADVANCES

Customer advances represent payments by certain customers for products that have not yet been shipped.

DEFERRED LICENSE FEE INCOME

Deferred license fees are amortized to income over the initial term of the license (see Note 15).

TRANSACTION COSTS

Transaction costs consist of legal and professional fees incurred in connection with the exploration of certain strategic alternatives. During the years ended December 31, 2012 and 2011, the Company incurred $1,116 and $0, respectively, in transaction costs.

NEW COLT HOLDING CORP. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(dollars in thousands)

FOR THE YEARS ENDED DECEMBER 31, 2012 AND 2011

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

SELF-FUNDED MEDICAL PLAN AND WORKERS’ COMPENSATION

The Company maintains a self-funded employee group medical plan under which the liability is limited by individual and aggregate stop loss insurance coverage. Included in the accompanying financial statements is a liability for reported claims outstanding, as well as an estimate of incurred but unreported claims, based on the Company’s best estimate of the ultimate cost not covered by stop loss insurance. The actual amount of the claims could differ from the estimated liability recorded of $145 and $90 at December 31, 2012 and 2011, respectively.

TAXES COLLECTED FROM CUSTOMERS

The Company presents taxes collected from customers on a net basis.

INCOME TAXES

Deferred income tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and for operating loss and tax credit carry forwards. Deferred income tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred income tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. A valuation allowance is provided to the extent that it is more likely than not that the Company will not be able to utilize deferred income tax assets in the future.

The Company accounts for uncertainty in income taxes using a two-step approach to recognizing and measuring uncertain tax positions. The first step is to evaluate the tax position for recognition by determining if the weight of available evidence indicates that it is more likely than not that the position will be sustained on audit, including resolution of related appeals or litigation processes, if any. The second step is to measure the tax benefit as the largest amount that is more than 50% likely of being realized upon settlement. The Company classifies the liability for unrecognized tax benefits as current to the extent that the Company anticipates payment (or receipt) of cash within one year. Interest and penalties related to uncertain tax positions are recognized and recorded as necessary in the provision for income taxes. During 2012 the Company recorded a $260 liability for contingencies. The Company’s evaluation of uncertain tax positions was performed for the tax years ended December 31, 2009 and forward, the tax years which remain subject to examination as of December 31, 2012.

NEW COLT HOLDING CORP. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(dollars in thousands)

FOR THE YEARS ENDED DECEMBER 31, 2012 AND 2011

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

FAIR VALUE OF FINANCIAL INSTRUMENTS

Financial instruments are generally defined as cash, evidence of ownership interest in an entity, or a contractual obligation that both conveys to one entity a right to receive cash or other financial instruments from another entity and imposes on the other entity the obligation to deliver cash or other financial instruments to the first entity. At December 31, 2012, management believes that the carrying value of cash and cash equivalents, receivables and payables approximated fair value because of the short maturity of these financial instruments. At December 31, 2012, management believes that the fair value of the Company’s debt approximated its carrying value based on interest rates available to the Company at the time.

SUBSEQUENT EVENTS

The Company completed its review of subsequent events through March 5, 2013, the date the accompanying financial statements were available to be issued. There were no subsequent events requiring recognition or disclosure in these financial statements.

NOTE 3 — INVENTORIES

The components of inventories at December 31 are as follows:

	2012	2011

Raw materials	$5,440	$5,198
Work-in-process	3,844	2,455
Finished goods	2,045	1,296

	11,329	8,949
Less allowance for excess and slow moving inventories	2,191	2,399

	$9,138	$6,550

NEW COLT HOLDING CORP. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(dollars in thousands)

FOR THE YEARS ENDED DECEMBER 31, 2012 AND 2011

NOTE 4 — LINE OF CREDIT

The Company has an available $2,000,000 line of credit agreement with a bank with interest payable on any outstanding amount at a rate equal to LIBOR plus 3.25 percentage points which expires on June 30, 2013. The line of credit is collateralized by the Company’s receivables, inventories, and equipment. Under the loan agreement, the Company is required to maintain specified debt service and interest coverage ratios and a minimum amount of member’s equity. The Company was in compliance with these financial covenants at December 31, 2012. The line of credit was not drawn on during the year ended December 31, 2012.

NOTE 5 — LEASE OBLIGATIONS

Future minimum lease payments at December 31 follow:

	Capital Leases	Operating Leases
2013	$584	$1,007
2014	247	743
2015	52	743
2016	—	658
2017	—	445
Thereafter	—	567

	883	$4,163
Less amount representing interest at approximately 6.2%	45
Present value of net minimum lease payments	$838

No capital leases were entered into during 2012. During 2011, $281 of equipment was acquired by entering into capital leases.

Machinery and equipment under capital lease follows:

	2012	2011
Machinery and equipment	$2,386	$2,386
Accumulated depreciation	1,111	770
	$1,275	$1,616

NEW COLT HOLDING CORP. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(dollars in thousands)

FOR THE YEARS ENDED DECEMBER 31, 2012 AND 2011

NOTE 5 — LEASE OBLIGATIONS (CONTINUED)

The Company leased its facility from Colt Defense LLC for $161 per year through October 25, 2012. The lease was extended by mutual agreement at a rate of $349 per year commencing on October 25, 2012. Total lease expense in 2012 and 2011 was $192 and $161, respectively.

Rent expense incurred under all operating leases during 2012 and 2011 was $626 and $417, respectively.

In November 2011, the Company entered into an agreement with Osceola County in Florida to lease a 16,000 square foot facility located in Kissimmee, Florida (the Florida Facility). The Florida Facility was renovated by the County at their cost and the building was made available for occupancy during 2012. The State of Florida contributed $250 of funds to the County to assist with the cost of renovations. The Company is responsible for making a minimum capital investment of $2.5 million, of which $181 had been made through December 31, 2012. The Company entered into a twelve year lease of the Florida Facility. There are no lease payments due during the initial 5 years of the lease and the annual cost of the lease for the remainder of the term of the lease will be $108 per year with the lease expiring on January 15, 2023. The lease expense is being accounted for on a straight-line basis, with an annual charge of $66 being incurred over the term of the lease. At December 31, 2012, deferred lease expense was $82. In connection with these agreements, as amended, the Company is expected to hire a minimum number of employees commencing in 2013. As of December 31, 2012, the Company had not occupied the Florida Facility.

NOTE 6 — PENSION, SAVINGS AND POST-RETIREMENT BENEFITS

The Company has two noncontributory defined benefit pension plans that cover substantially all eligible salaried and hourly employees. The Company has recorded a pension liability, which represents the excess of the accumulated benefit pension obligation over the related pension plan assets.

The Company also provides certain post-retirement health care coverage to retired employees who were subject to the Company’s collective bargaining agreement when they were employees. The cost of these post-retirement benefits is determined actuarially and is recognized in the financial statements during the employees’ active working career. In connection with the Company’s collective bargaining agreement, the Company capped certain retirees to approximately $250 (not in thousands) per employee per month.

NEW COLT HOLDING CORP. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(dollars in thousands)

FOR THE YEARS ENDED DECEMBER 31, 2012 AND 2011

NOTE 6 —PENSION, SAVINGS AND POST-RETIREMENT BENEFITS (CONTINUED)

Disclosures related to the pension plans and the post-retirement health care coverage for the years ended December 31 are as follows:

	Pension Plans		Post Retirement Healthcare Plan
	2012	2011	2012	2011

Projected benefit obligation at beginning of year	$8,585	$7,212	$7,915	$6,251
Service cost	231	167	156	104
Interest cost	387	376	365	376
Actuarial loss	698	1,164	1,382	1,587
Benefits paid	(464)	(334)	(377)	(403)

Projected benefit obligation at end of year	9,437	8,585	9,441	7,915

Fair value of plan assets at beginning of year	6,506	6,151	—	—
Employer contributions	800	875	—	—
Actual return on plan assets	571	(186)	—	—
Benefits paid	(464)	(334)	—	—

Fair value of plan assets at end of year	7,413	6,506	—	—

Unfunded benefit obligations at end of year	$(2,024)	$(2,079)	$(9,441)	$(7,915)

The components of the unfunded benefit obligation of the hourly and salary defined benefit plans as of December 31 follow:

	2012			2011
	Hourly	Salary		Hourly	Salary
	Plan	Plan	Total	Plan	Plan	Total

Projected Benefit Obligation	$7,230	$2,207	$9,437	$6,570	$2,015	$8,585
Fair Value of Plan Assets	5,733	1,680	7,413	5,014	1,492	6,506

Unfunded Benefit Obligation	$(1,497)	$(527)	$(2,024)	$(1,556)	$(523)	$(2,079)

Effective January 1, 2010, the Company froze the pension benefits under the Salaried Defined Benefits Plan. Accordingly, participants retain the pension benefits already accrued, however no additional benefits will accrue after the effective date of the freeze.

NEW COLT HOLDING CORP. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(dollars in thousands)

FOR THE YEARS ENDED DECEMBER 31, 2012 AND 2011

NOTE 6 — PENSION, SAVINGS AND POST-RETIREMENT BENEFITS (CONTINUED)

Hourly bargaining unit employees hired after April 1, 2012, were no longer eligible to participate in the Hourly Defined Benefit Plan but were eligible to participate in the Company’s 401K Plan. Effective December 31, 2012, the Company froze the pension benefits under the Hourly Defined Benefit Plan. Accordingly, participants retain the pension benefits already accrued, however no additional benefits will accrue after the effective date of the freeze.

During 2013, the Company expects to make contributions of $696 to the pension plans and payments of $405 for post-retirement health benefits.

The components of the amounts recognized in the Company’s income statement are as follows:

	Pension Plans		Post Retirement Healthcare Plan
	2012	2011	2012	2011
Service cost	$231	$167	$156	$104
Interest cost	387	376	365	376
Expected return on assets	(547)	(498)	—	—
Curtailment charge	334	—	—	—
Amortization of unrecognized (benefit) prior service cost	59	39	(104)	(104)
Amortization of unrecognized loss	249	176	143	73

Net periodic benefit cost	$713	$260	$560	$449

Weighted average assumptions are as follows:

	Pension Plans		Post Retirement Healthcare Plan
	2012	2011	2012	2011

Discount rate	4.00%	4.50%	3.50%	4.50%
Expected return on plan assets	7.50%	8.00%	N/A	N/A

During 2012, individual stop loss coverage was deemed to be unnecessary and eliminated as a cost of the plan and excluded from administrative expense, which in 2012 is included as a load to service cost. For the year ended December 31, 2012, the average cost per month was $191 (not in thousands) per employee.

NEW COLT HOLDING CORP. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(dollars in thousands)

FOR THE YEARS ENDED DECEMBER 31, 2012 AND 2011

NOTE 6 — PENSION, SAVINGS AND POST-RETIREMENT BENEFITS (CONTINUED)

In developing the overall expected long-term return on plan assets assumption, a building block approach was used in which rates of return in excess of inflation were considered separately for equity securities, debt securities and other assets. The excess returns were weighted by the representative target allocation and added along with an appropriate rate of inflation to develop the overall expected long-term return on plan assets.

ESTIMATED FUTURE BENEFIT PAYMENTS

The following benefit payments, which reflect future service, are expected to be paid. The benefit payments are based on the same assumptions used to measure the Company’s benefit obligation at December 31, 2012.

	Pension Benefits	Post Retirement Health Benefits

2013	$520	$478
2014	537	500
2015	538	525
2016	536	545
2017	545	558
2018 - 2022	2,743	2,875

401K PLAN

The Company has a contributory savings plan (the 401K Plan) under Section 401(k) of the Internal Revenue Code covering substantially all U.S. employees. The 401K Plan allows participants to make voluntary contributions on a pretax basis, subject to IRS limitations. The 401K Plan provides for discretionary contributions by the Company. No discretionary contributions were made in 2012 or 2011. The Company also provides a match of a portion of salaried employee contributions. For the years ended December 31, 2012 and 2011, total plan expense was $99 and $81, respectively.

NEW COLT HOLDING CORP. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(dollars in thousands)

FOR THE YEARS ENDED DECEMBER 31, 2012 AND 2011

NOTE 7 — INCOME TAXES

Components of deferred income tax assets at December 31 follow:

	2012	2011

Current Deferred Tax Assets
Inventories	$1,036	$960
Other	1,172	818

	2,208	1,778

Long-Term Deferred Tax Assets
Retirement plans	4,104	3,551
Net operating loss carryforwards	6,090	6,885
Other	715	882

	10,909	11,318

Total net deferred income tax asset	$13,117	$13,096

The Company has approximately $17,900 of federal income tax operating loss carry forwards which expires beginning in 2020 and no state net operating loss carry forwards at December 31, 2012.

The principal components of income tax expense consist of the following:

	2012	2011

Current
Federal	$258	$33
State	154	151

	412	184
Deferred	328	1,509

	$740	$1,693

NEW COLT HOLDING CORP. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(dollars in thousands)

FOR THE YEARS ENDED DECEMBER 31, 2012 AND 2011

NOTE 8 — STOCKHOLDERS’ EQUITY

The authorized common stock of the Company consists of 200,000 shares, $.01 par value, of which 41,252 and 41,333 shares were issued and outstanding as of December 31, 2012 and 2011, respectively. The Company has also authorized 1,000 shares of Series A Redeemable Preferred Stock, $0.01 par value, of which zero shares are outstanding as of December 31, 2012. In addition, the Company has authorized one share of Series B Redeemable Junior Preferred Stock, par value $0.01. This share was issued to the United Automobile, Aerospace and Agricultural Implement Workers of America (the UAW or the Union) for the benefit of CMC employees who are members of the UAW. At any time after the New Colt Holding Corp. Profit Sharing Plan no longer holds common shares of the Company, the Company may redeem the share for a redemption price of $1.00. The Series B share has no conversion, voting or dividend rights.

The New Colt Holding Corp. Profit Sharing Plan (the Plan) owns 287 shares of common stock of the Company for the benefit of certain of its bargaining unit employees who are members of the UAW. These shares represent less than one percent of the Company’s outstanding common stock at December 31, 2012. The right to participate in this plan was terminated on September 1, 1997 and since then the Company has no obligation to make contributions to the Plan. During 2012, the Company acquired 81 shares for $22 from the Plan on behalf of retirees who had withdrawn from the Plan. During 2011, the Company acquired 243 shares for $18.

The Company has granted 100,431 nonqualified warrants to purchase common stock of the Company. No warrants were exercised during 2012 or 2011. A summary of the status of the outstanding warrants, which all expire on August 8, 2013, follows:

2012 and 2011
Number of	Warrant Exercise	Total
Warrants	Price/Share	Exercise Price
11,709	$30	$351
87,486	39	3,412
1,236	45	56
100,431		$3,819

NEW COLT HOLDING CORP. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(dollars in thousands)

FOR THE YEARS ENDED DECEMBER 31, 2012 AND 2011

NOTE 9 — TRANSACTIONS WITH COLT DEFENSE LLC

The Company has entered into various transactions with Colt Defense LLC for various services and product purchases and sales. These are summarized below:

	2012	2011
Purchases of commercial rifles and spare parts (a)	$83,010	$11,999
Sales of Marine pistols and spare parts	1,261	167
Rent (see Note 5)	192	161
Services agreement (b)	1,098	430
Utility expense (c)	188	—
Receivables from Colt Defense LLC	771	108
Payables to Colt Defense LLC	12,321	2,125

(a)                   Purchases of commercial rifles from Colt Defense LLC are made in accordance with the terms of a memorandum of understanding which expires on December 31, 2013.

(b)                   The Company entered into a service agreement with Colt Defense LLC which provides for a fee to cover the costs of certain factory, data processing and other services provided to the Company by Colt Defense LLC. This agreement was renewed on July 1, 2012 and has a cost of $1,766 per year. The agreement expires on October 27, 2013 and is renewable annually thereafter.

(c)                    Effective July 1, 2012, the Company began reimbursing Colt Defense LLC for a pass through of costs for electricity used by the Company.

NOTE 10— ROYALTY INCOME

The Company has licensing agreements with third parties for limited use of the Colt trade name to promote products. Royalty income of $2,051 and $1,499 was recognized in connection with these agreements during 2012 and 2011, respectively, of which $547 and $485 is receivable at December 31, 2012 and 2011, respectively, and included in other current assets on the consolidated balance sheet.

NOTE 11— ROYALTY EXPENSE

The Company pays a third party 50% of income received from certain types of royalty income. Maximum payments under this agreement are subject to a cap. Royalty expense in connection with this agreement was $15 and $9 in 2012 and 2011, respectively.

NEW COLT HOLDING CORP. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(dollars in thousands)

FOR THE YEARS ENDED DECEMBER 31, 2012 AND 2011

NOTE 12 — COMMITMENTS AND CONTINGENCIES

During 2012, the Union filed a charge with the National Labor Relations Board (NLRB) regarding the opening of the Florida Facility. The Union charged that the Company had not fulfilled certain contractual obligations required by the collective bargaining agreement and that the Company had the obligation to bargain over the opening of a new plant in Florida. The NLRB ruled that the Union’s charge was a matter of contract interpretation and should be arbitrated pursuant to the terms of the collective bargaining agreement. The Union and the Company are currently in the process of selecting an agreeable arbitrator.

In October 2012, two former employees brought actions against the Company for wrongful termination and breach of their employment agreements. Management intends to vigorously respond to the lawsuits and believes the charges are without merit. Discovery depositions have not begun, and at this early stage of litigation the Company is unable to assess whether it is possible that any loss might be incurred which would have a material impact on the accompanying financial statements.

The Company is a defendant in Gary v. Smith and Wesson et.al., a case brought by the City of Gary, Indiana against various gun manufacturers and distributors. The suit is based on a nontraditional theory of public nuisance. Similar suits filed by other governmental agencies have all been dismissed with prejudice, some based on the Protection of Lawful Commerce in Arms Act (PLCAA). The City has taken no steps to advance the case toward trial since 2010 and it is the opinion of our outside counsel that they do not intend to pursue the matter. Moreover, based in part on the advice of legal counsel, the Company believes that the allegations of the lawsuit are without merit and that this litigation is not likely to have a material effect on the financial condition of the Company. There are no other municipal firearm lawsuits pending against the Company.

The Company is involved in other various matters of litigation incidental to the normal conduct of its business. In management’s opinion, the disposition of these matters will not have a material adverse effect on the financial condition or results of operations or cash flows of the Company.

NEW COLT HOLDING CORP. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(dollars in thousands)

FOR THE YEARS ENDED DECEMBER 31, 2012 AND 2011

NOTE 13 — CONCENTRATION OF RISK

Financial instruments, which potentially subject the Company to concentration of credit risk, consist primarily of trade receivables. Accounts receivable from three customers represented approximately 45.5% of trade receivables at December 31, 2012. During 2012, sales from three customers were approximately 38.8% of net sales, respectively. Accounts receivable from three customers represented approximately 31.5% of trade receivables at December 31, 2011. During 2011, sales from three customers were approximately 20.5% of net sales, respectively.

Approximately 74.4% of the Company’s workforce is subject to a collective bargaining agreement, with the Union, which expires April 1, 2014.

NOTE 14 — OTHER LONG-TERM ASSETS

Other long-term assets at December 31 consisted of the following:

	Amortized Period	2012	2011
Archive guns	—	$110	$110
Security deposits	—	268	134
Technical data design rights	20	340	—

		$718	$244

NOTE 15 — DEFERRED INCOME AND OTHER LONG-TERM LIABILITIES

Deferred income and other long-term liabilities at December 31 consisted of the following:

	Amortized Period	2012	2011
Deferred license fees from Colt Defense LLC for use of certain Colt trademarks (a)	20	$1,110	$1,210
Deferred license fees with unrelated party	40	1,154	1,208
Deferred lease expense (Note 5)		308	247

		$2,572	$2,665

NEW COLT HOLDING CORP. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(dollars in thousands)

FOR THE YEARS ENDED DECEMBER 31, 2012 AND 2011

NOTE 15 — DEFERRED INCOME AND OTHER LONG-TERM LIABILITIES (CONTINUED)

(a)         Under the terms of the License, Colt Defense LLC received a twenty-year-paid-up license for the limited use of certain Colt trade names, which expires December 31, 2023. Thereafter, the license may be extended for successive five-year periods.

NOTE 16 — REVISIONS TO THE CONSOLIDATED FINANCIAL STATEMENTS

Certain adjustments were identified that affected the Company’s reported results for the years ended December 31, 2012 and 2011, respectively. The adjustments were determined to have an immaterial impact on the consolidated financial statements and related primarily to information and related accounting for the Company’s post-retirement health plan, certain related tax matters and classification of certain balances on the consolidated statements of income and consolidated balance sheets. As a result of the adjustments, the Company concluded that they would revise their consolidated financial statements for the years ended December 31, 2012 and 2011. Based on an analysis of qualitative and quantitative factors, the adjustments were deemed immaterial, individually and in aggregate, to all periods presented.

The effects of the revision on the Company’s Consolidated Statement of Operations for the year ended December 31, 2012 are as follows:

	December 31, 2012
	Previously Reported	Adjustments	Revised

Net Sales - Royalty Income	$—	$2,051	$2,051
Total Net Sales	127,459	2,051	129,510
Cost of Sales	117,781	(45)	117,736
Gross Profit	9,678	2,096	11,774
Selling, General and Administrative Expenses	8,594	561	9,155
Operating Income	1,084	1,535	2,619
Other Income - Royalty Income	2,017	(2,017)	—
Other Expense - Transaction Costs	(1,670)	554	(1,116)
Total Other Income, net	144	(1,463)	(1,319)
Income Before Income Tax Expense	1,228	72	1,330
Income Tax Expense	490	250	740
Net Income	738	(178)	560

NEW COLT HOLDING CORP. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(dollars in thousands)

FOR THE YEARS ENDED DECEMBER 31, 2012 AND 2011

NOTE 16 — REVISIONS TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

The effects of the revision on the Company’s Consolidated Statement of Operations for the year ended December 31, 2011 are as follows:

	December 31, 2011
	Previously Reported	Adjustments	Revised

Net Sales - Royalty Income	$—	$1,499	$1,499
Total Net Sales	49,359	1,499	50,858
Cost of Sales	39,448	194	39,642
Gross Profit	9,911	1,305	11,216
Operating Income	2,797	1,305	4,102
Other Income - Royalty Income	1,611	(1,611)	—
Income Before Income Tax Expense	4,240	(306)	3,934
Income Tax Expense	1,833	(140)	1,693
Net Income	2,407	(166)	2,241

The effects of the revision in the Company’s Consolidated Statements of Comprehensive Income for the year ended December 31, 2012 are as follows:

	December 31, 2012
	Previously Reported	Adjustments	Revised

Net Income	$738	$(178)	$560
Other Comprehensive Income (Loss), net of tax
Pension Liability	(32)	13	(19)
Post-retirement Healthcare Liability	(362)	(444)	(806)
Total Other Comprehensive Income (Loss), net of ta	(394)	(431)	(825)
Total Comprehensive Income	344	(609)	(265)

The effects of the revision in the Company’s Consolidated Statements of Comprehensive Income for the year ended December 31, 2011 are as follows:

	December 31, 2011
	Previously Reported	Adjustments	Revised

Net Income	$2,407	$(166)	$2,241
Other Comprehensive Income (Loss), net of tax
Pension Liability	(1,634)	654	(980)
Post-retirement Healthcare Liability	(1,471)	500	(971)
Total Other Comprehensive Income (Loss), net of ta	(3,105)	1,154	(1,951)
Total Comprehensive Income	(698)	988	290

NEW COLT HOLDING CORP. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(dollars in thousands)

FOR THE YEARS ENDED DECEMBER 31, 2012 AND 2011

NOTE 16 — REVISIONS TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

The effects of the revision on the Company’s Consolidated Balance Sheet as of December 31, 2012 are as follows:

	December 31, 2012
	Previously Reported	Adjustments	Revised

Current Assets - Cash and Cash Equivalents	$7,714	$(218)	$7,496
Current Assets - Deferred Income Taxes	1,804	404	2,208
Total Current Assets	28,713	186	28,899
Equipment and Leasehold Improvements, net	2,982	250	3,232
Other Assets - Deferred Income Taxes	7,348	3,561	10,909
Other Assets - Intellectual Property	6,679	(7)	6,672
Total Other Assets	15,788	3,554	19,342
Total Assets	47,483	3,990	51,473
Current Liabilities - Accrued Expenses	3,367	(156)	3,211
Current Liabilities - Accrued Employee Benefit Costs	1,101	(623)	478
Total Current Liabilities	20,976	(779)	20,197
Other Liabilities - Accrued Employee Benefit Costs	8,989	1,998	10,987
Other Liabilities - Deferred Income and Other Liabiliti	1,717	855	2,572
Total Other Liabilities	10,997	2,853	13,850
Total Liabilities	31,973	2,074	34,047
Stockholders’ Equity - Accumulated Deficit	(1,590)	(510)	(2,100)
Stockholders’ Equity - Accumulated and Other Comprehensive Income	(6,811)	2,426	(4,385)
Total Stockholders’ Equity	15,510	1,916	17,426
Total Liabilities and Stockholders’ Equity	47,483	3,930	51,473

NEW COLT HOLDING CORP. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(dollars in thousands)

FOR THE YEARS ENDED DECEMBER 31, 2012 AND 2011

NOTE 16 — REVISIONS TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

The effects of the revision on the Company’s Consolidated Balance Sheet as of December 31, 2011 are as follows:

	December 31, 2011
	Previously Reported	Adjustments	Revised
Current Assets - Cash and Cash Equivalents	$3,899	$(292)	$3,607
Current Assets - Deferred Income Taxes	1,331	447	1,778
Total Current Assets	17,165	155	17,320
Equipment and Leasehold Improvements, net	2,734	250	2,984
Other Assets - Deferred Income Taxes	8,163	3,155	11,318
Total Other Assets	16,129	3,155	19,284
Total Assets	36,028	3,560	39,588
Current Liabilities - Accrued Expenses	3,136	(293)	2,843
Current Liabilities - Accrued Employee Benefit Costs	1,405	(962)	443
Total Current Liabilities	10,076	(1,255)	8,821
Other Liabilities - Accrued Employee Benefit Costs	8,171	1,380	9,551
Other Liabilities - Deferred Income and Other Liabiliti	1,755	910	2,665
Total Other Liabilities	10,764	2,290	13,054
Total Liabilities	20,840	1,035	21,875
Stockholders’ Equity - Accumulated Deficit	(2,328)	(332)	(2,660)
Stockholders’ Equity - Accumulated and Other Comprehensive Income	(6,417)	2,857	(3,560)
Total Stockholders’ Equity	15,188	2,525	17,713
Total Liabilities and Stockholders’ Equity	36,028	3,560	39,588

NEW COLT HOLDING CORP. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(dollars in thousands)

FOR THE YEARS ENDED DECEMBER 31, 2012 AND 2011

NOTE 16 — REVISIONS TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

The effects of the revision on the Company’s Consolidated Statements of Cash Flows for the year ended December 31, 2012 are as follows:

	December 31, 2012
	Previously Reported	Adjustments	Revised

Cash Flows from Operating Activities:
Net Income	$738	$(178)	$560
Depreciation and Amortization	599	7	606
Amortization of Deferred
Royalty Income	(19)	(35)	(54)
Deferred Rent Expense	82	(20)	62
Provision for Deferred Income Taxes	342	250	592
Accounts Payable and Accrued Expenses	11,172	74	11,246
Employee Benefit Costs	(214)	(24)	(238)
Net Cash Provided by Operating Activities	5,538	74	5,612
Change in Cash and Cash Equivalents	3,815	74	3,889
Cash and Cash Equivalents - Beginning	3,899	(292)	3,607
Cash and Cash Equivalents - End	7,714	(218)	7,496

The effects of the revision on the Company’s Consolidated Statements of Cash Flows for the year ended December 31, 2011 are as follows:

	December 31, 2011
	Previously Reported	Adjustments	Revised

Cash Flows from Operating Activities:
Net Income	$2,407	$(166)	$2,241
Amortization of Deferred Royalty Income	(166)	112	(54)
Deferred Rent Expense	—	247	247
Provision for Deferred Income Taxes	1,589	(140)	1,449
Employee Benefit Costs	(769)	197	(572)
Net Cash Provided by Operating Activities	2,772	250	3,022
Cash Flows from Investing Activities
Purchases of Equipment	(520)	(250)	(770)
Net Cash Used in Investing Activities	(502)	(250)	(752)
Cash and Cash Equivalents - Beginning	2,092	(292)	1,800
Cash and Cash Equivalents - End	3,899	(292)	3,607